Exhibit 99.1

Corporate Communications
817-967-1577
mediarelations@aa.com
FOR RELEASE: Thursday, July 25, 2019
AMERICAN AIRLINES GROUP REPORTS
SECOND QUARTER 2019 PROFIT
FORT WORTH, Texas – American Airlines Group Inc. (NASDAQ: AAL) today reported its second quarter 2019 results, including these highlights:

•
Reported second quarter 2019 pre-tax income of $882 million and net income of $662 million. Excluding net special items, pre-tax income and net income rose more than 5% to $1.1 billion and $810 million,[1] respectively.

•	Second quarter earnings were $1.49 per diluted share. Excluding net special items, earnings per share grew 10% year over year to $1.82 per diluted share[1].

•	Reported record second quarter revenue of $12 billion. Also reported record second quarter total revenue per available seat mile (TRASM) – the 11th consecutive quarter of TRASM growth.

“Our team members did a tremendous job to deliver solid results despite a challenging start to our summer,” said Chairman and CEO Doug Parker. “Their extraordinary efforts led to an increase in earnings and record revenue performance, and we thank our team for their expertise and care for our customers.”

“These strong results in the face of near-term adversity, coupled with our ongoing initiatives, give us great confidence in the future of American Airlines."
Second Quarter Revenue and Expenses
Pre-tax earnings excluding net special items for the second quarter of 2019 were $1.1 billion, a 5% increase from the second quarter of 2018. Excluding net special items, earnings were $1.82 per diluted share, up 10% year over year.

	GAAP		Non-GAAP[1]
	2Q19	2Q18	2Q19	2Q18
Operating income ($ mil)	1,153	1,004	1,274	1,186

Pre-tax income ($ mil)	882	756	1,072	1,018
Pre-tax margin	7.4%	6.5%	9.0%	8.7%

Net income ($ mil)	662	556	810	770

Earnings per diluted share	$1.49	$1.20	$1.82	$1.66

American Airlines Group Reports Second Quarter 2019 Profit
July 25, 2019

Continued strength in passenger demand drove a 2.7% year-over-year increase in second quarter 2019 total revenue to $12 billion, a record for the quarter. Driven by a record second quarter total passenger load factor of 86.6%, passenger revenue per available seat mile (PRASM) grew 4% to a record 15.22 cents. Cargo revenue decreased 15.4% to $221 million due primarily to a 16.2% decrease in cargo ton miles. Other revenue was up 2.9% to $728 million due primarily to higher revenue from the company’s loyalty program. Marking the 11th consecutive quarter of growth, second quarter TRASM increased by 3.5% to a record 16.54 cents on a 0.8% decrease in total available seat miles.

Total second quarter 2019 operating expenses were $10.8 billion, up 1.6% year over year. Total operating cost per available seat mile (CASM) was 14.94 cents in the second quarter of 2019, up 2.4% from second quarter 2018. Excluding fuel and special items, second quarter CASM was 11.34 cents, up 4.8% year over year, driven primarily by lower than planned capacity due to the Boeing 737 MAX grounding and operational disruptions related to an illegal work slowdown by our mechanics’ union in an effort to influence contract talks.
Fleet Update
On March 13, the Federal Aviation Administration (FAA) grounded all U.S.-registered Boeing 737 MAX aircraft. The American fleet currently includes 24 MAX aircraft with an additional 76 aircraft on order, of which seven were scheduled to be delivered in the second quarter. The company now estimates that the cancellations in the second quarter negatively impacted pre-tax income by approximately $175 million.
The company has removed all MAX flying from its flight schedule through Nov. 2. With the flight cancellations extending an additional two months, the company now expects the MAX cancellations will negatively impact its full year 2019 pre-tax earnings by approximately $400 million.
Strategic Objectives
American’s success is guided by three strategic objectives: Create a world-class customer experience, make culture a competitive advantage and build American Airlines to thrive forever.

Create a world-class customer experience
American has invested more than $28 billion in its people, product and fleet over the past five years – the largest investment of any carrier in commercial aviation history. In the second quarter, American:

•
Continued to evolve American’s fleet by taking delivery of 14 new aircraft and operating its first customer flight on the Airbus A321neo, a fuel-efficient aircraft equipped with power at every seat, larger overhead bins and free wireless entertainment to each customer’s own device, including free live television.

•
Completed a two-year retrofit of Premium Economy, which offers more legroom, wider seats and enhanced meal service on long-haul international flights and select flights to Alaska and Hawaii. American also took the top spot for Premium Economy service in TripAdvisor’s Travelers' Choice Awards, beating all other U.S. carriers.

•
Opened American’s Flagship Lounge and Flagship First Dining in Terminal D at Dallas Fort Worth International Airport (DFW) providing customers with quiet spaces to rest, luxury showers and a high-end, sit-down dining experience.

•
Launched DFW 900, the company’s strategic growth plan that involved the opening of the airline’s new Terminal E Satellite facility with 15 new gates and increased departures at its hub by more than 100 per day.

•	Debuted Bang & Olufsen noise-cancelling headsets for customers in first and business class.

•	The AAdvantage program was named Best Elite Program for the Americas at the Freddie Awards, for the eighth year in a row.

American Airlines Group Reports Second Quarter 2019 Profit
July 25, 2019

•	Unveiled the new Great Hall in Terminal B at Boston Logan International Airport (BOS), providing customers with a more comfortable airport experience, local flavor and innovative technology.
Make culture a competitive advantage
Taking care of team members translates into better customer care. We continue to invest in improved tools, training and support for team members and in the second quarter, American:

•	Recognized American’s Maintenance team through systemwide celebrations on Aviation Maintenance Technician Day and launched the new Ken MacTiernan Excellence in Aviation Maintenance Award.

•	Opened its 29th domestic Line Maintenance station at Houston’s George Bush Intercontinental Airport (IAH).

•
Cut the ribbon on a brand new Terminal 5 ticket counter and break room at Los Angeles International Airport (LAX), the first major milestone toward the completion of the $1.6 billion modernization project for Terminals 4 and 5.

•	Began moving team members to the expanded Robert L. Crandall Campus in Fort Worth, Texas.

•	Named among the Best-of-the-Best Corporations for Inclusion by the National Gay & Lesbian Chamber of Commerce for the fourth year in a row.

•	Contributed $858 million to American’s pension plans, bringing the 2019 contribution total to $1.2 billion – $436 million in excess of the required minimum contribution.

•	Awarded $976,000 in scholarships to 360 children of team members at a ceremony in Dallas as part of the American Airlines Education Foundation scholarship program.

•	Accrued $67 million for the company’s profit-sharing program, bringing the year-to-date accrual to $87 million.

Build American Airlines to thrive forever
With a nearly 100-year legacy, American is building a company that we expect to be consistently profitable today and in the future. This long-term initiative was furthered during the second quarter as American:

•	Launched 50 new routes, including new service to Dubrovnik, Croatia, and Berlin, Germany.

•
Awarded tentative approval from the U.S. Department of Transportation (DOT) for additional service to Tokyo’s Haneda (HND) from LAX and DFW, providing American’s customers better access to downtown Tokyo and to the domestic network of its Pacific Joint Business partner, Japan Airlines.

•	Received approval from the DOT of its joint business between American and Qantas, allowing for commercial integration between the carriers on routes between the U.S. and Australia and New Zealand.

•	Rolled out new technology initiatives for customers, including pre-paid bag functionality, automation to handle operationally driven overbooked flights and instant buy-up opportunities.

•
Agreed to purchase 50 Airbus A321XLR aircraft, the new longer-range version of the A321neo, with deliveries scheduled to begin in 2023. The agreement includes the conversion of 30 of American’s existing A321neo slots to A321XLRs and the exercise of options for an additional 20 A321XLRs.

•
Announced plans to develop a sixth terminal at DFW that could add up to 24 gates, with the first section of the terminal expected to open as soon as 2025. The plans also include investing in enhancements in Terminal C.

American Airlines Group Reports Second Quarter 2019 Profit
July 25, 2019

Quarterly Dividend
American declared a dividend of $0.10 per share to be paid on Aug. 21, 2019, to stockholders of record as of Aug. 7, 2019.
Guidance and Investor Update
American expects its third quarter 2019 TRASM to be up 1% to 3% year over year. The company also expects its third quarter 2019 pre-tax margin excluding net special items to be between 5.5% and 7.5%2. Based on today’s guidance, American now expects its 2019 diluted earnings per share excluding net special items to be between $4.50 and $62.
For additional financial forecasting detail, please refer to the company’s investor update, filed with this release with the SEC on Form 8-K. This filing will be available at aa.com/investorrelations.

Conference Call/Webcast Details
The company will conduct a live audio webcast of its earnings call today at 7:30 a.m. CT, which will be available to the public on a listen-only basis at aa.com/investorrelations. An archive of the webcast will be available on the website through Aug. 26.

Notes
See the accompanying notes in the Financial Tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1Second quarter 2019 operating special items principally included $77 million of fleet restructuring expenses (non-cash) and $39 million of merger integration expense. Nonoperating special items principally included $52 million of mark-to-market net unrealized losses (non-cash) primarily associated with the company’s equity investment in China Southern Airlines.
2American is unable to reconcile certain forward-looking projections to GAAP, as the nature or amount of special items cannot be determined at this time.
About American Airlines Group
American Airlines offers customers 6,800 daily flights to more than 365 destinations in 61 countries from its hubs in Charlotte, Chicago, Dallas-Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. With a shared purpose of caring for people on life’s journey, American’s 130,000 global team members serve more than 200 million customers annually. Since 2013, American has invested more than $28 billion in its product and people and now flies the youngest fleet among U.S. network carriers, equipped with industry-leading high-speed Wi-Fi, lie-flat seats, and more inflight entertainment and access to power. American also has enhanced food and beverage options in the air and on the ground in its world-class Admirals Club and Flagship lounges. American was recently named a Five Star Global Airline by the Airline Passenger Experience Association and Airline of the Year by Air Transport World. American is a founding member of oneworld®, whose members serve 1,100 destinations in 180 countries and territories. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

American Airlines Group Reports Second Quarter 2019 Profit
July 25, 2019

Cautionary Statement Regarding Forward-Looking Statements and Information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the Securities Act), the Securities Exchange Act of 1934, as amended (the Exchange Act), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in our other filings with the Securities and Exchange Commission. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Group Reports Second Quarter 2019 Profit
July 25, 2019

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended June 30,		Percent Change	6 Months Ended June 30,		Percent Change
	2019	2018 (1)		2019	2018 (1)
Operating revenues:
Passenger	$11,011	$10,674	3.2	$20,669	$20,154	2.6
Cargo	221	261	(15.4)	439	488	(10.1)
Other	728	708	2.9	1,436	1,402	2.4
Total operating revenues	11,960	11,643	2.7	22,544	22,044	2.3
Operating expenses:
Aircraft fuel and related taxes	1,995	2,103	(5.1)	3,722	3,866	(3.7)
Salaries, wages and benefits	3,200	3,095	3.4	6,290	6,111	2.9
Regional expenses:
Fuel	487	465	4.7	909	863	5.4
Depreciation and amortization	83	82	0.5	162	165	(1.9)
Other	1,316	1,246	5.7	2,577	2,462	4.7
Maintenance, materials and repairs	575	505	13.9	1,136	973	16.7
Other rent and landing fees	535	495	8.2	1,039	962	8.0
Aircraft rent	334	311	7.7	661	621	6.6
Selling expenses	401	385	3.9	771	742	3.9
Depreciation and amortization	489	457	7.0	969	898	8.0
Special items, net	121	182	(33.6)	259	407	(36.5)
Other	1,271	1,313	(3.2)	2,521	2,574	(2.0)
Total operating expenses	10,807	10,639	1.6	21,016	20,644	1.8
Operating income	1,153	1,004	14.8	1,528	1,400	9.1
Nonoperating income (expense):
Interest income	35	30	15.2	68	55	23.6
Interest expense, net	(275)	(263)	4.5	(546)	(525)	3.9
Other income (expense), net	(31)	(15)	97.8	78	64	22.1
Total nonoperating expense, net	(271)	(248)	9.0	(400)	(406)	(1.7)
Income before income taxes	882	756	16.7	1,128	994	13.5
Income tax provision	220	200	10.5	281	278	0.9
Net income	$662	$556	18.9	$847	$716	18.4

Earnings per common share:
Basic	$1.49	$1.20		$1.89	$1.53
Diluted	$1.49	$1.20		$1.88	$1.52
Weighted average shares outstanding (in thousands):
Basic	445,008	463,533		448,479	467,915
Diluted	445,587	464,618		449,508	469,608

(1)
In the fourth quarter of 2018, the company adopted Accounting Standards Update (ASU) 2016-02: Leases (Topic 842) (the New Lease Standard) as of January 1, 2018. In accordance with the New Lease Standard, the company has recast its 2018 financial information included herein to reflect the effects of adoption. For additional information, see Note 1(b) to AAG’s Consolidated Financial Statements in Part II, Item 8A of its 2018 Form 10-K filed on February 25, 2019.

Note: Percent change may not recalculate due to rounding.

American Airlines Group Reports Second Quarter 2019 Profit
July 25, 2019

American Airlines Group Inc.
Consolidated Operating Statistics
(Unaudited)

	3 Months Ended June 30,		Change		6 Months Ended June 30,		Change
	2019	2018			2019	2018
Mainline
Revenue passenger miles (millions)	55,277	54,118	2.1%		103,758	101,126	2.6%
Available seat miles (ASM) (millions)	63,195	64,452	(2.0)%		121,518	122,416	(0.7)%
Passenger load factor (percent)	87.5	84.0	3.5	pts	85.4	82.6	2.8	pts
Passenger enplanements (thousands)	40,007	38,574	3.7%		76,553	73,414	4.3%
Departures (thousands)	279	280	(0.4)%		550	543	1.2%
Aircraft at end of period	966	955	1.2%		966	955	1.2%
Block hours (thousands)	877	900	(2.6)%		1,712	1,731	(1.1)%
Average stage length (miles)	1,219	1,254	(2.8)%		1,199	1,236	(3.0)%
Fuel consumption (gallons in millions)	938	944	(0.6)%		1,791	1,789	0.1%
Average aircraft fuel price including related taxes (dollars per gallon)	2.13	2.23	(4.6)%		2.08	2.16	(3.9)%
Full-time equivalent employees at end of period	106,100	106,600	(0.5)%		106,100	106,600	(0.5)%

Regional (1)
Revenue passenger miles (millions)	7,381	6,661	10.8%		13,702	12,599	8.8%
Available seat miles (millions)	9,127	8,441	8.1%		17,478	16,301	7.2%
Passenger load factor (percent)	80.9	78.9	2.0	pts	78.4	77.3	1.1	pts
Passenger enplanements (thousands)	15,457	14,486	6.7%		28,845	27,272	5.8%
Aircraft at end of period	613	604	1.5%		613	604	1.5%
Fuel consumption (gallons in millions)	220	203	8.8%		420	388	8.2%
Average aircraft fuel price including related taxes (dollars per gallon)	2.21	2.29	(3.7)%		2.17	2.22	(2.7)%
Full-time equivalent employees at end of period (2)	27,700	25,000	10.8%		27,700	25,000	10.8%

Total Mainline & Regional
Revenue passenger miles (millions)	62,658	60,779	3.1%		117,460	113,725	3.3%
Available seat miles (millions)	72,322	72,893	(0.8)%		138,996	138,717	0.2%
Passenger load factor (percent)	86.6	83.4	3.2	pts	84.5	82.0	2.5	pts
Yield (cents)	17.57	17.56	0.1%		17.60	17.72	(0.7)%
Passenger revenue per ASM (cents)	15.22	14.64	4.0%		14.87	14.53	2.4%
Total revenue per ASM (cents)	16.54	15.97	3.5%		16.22	15.89	2.1%
Cargo ton miles (millions)	644	768	(16.2)%		1,269	1,455	(12.8)%
Cargo yield per ton mile (cents)	34.29	34.00	0.8%		34.57	33.54	3.1%
Passenger enplanements (thousands)	55,464	53,060	4.5%		105,398	100,686	4.7%
Aircraft at end of period	1,579	1,559	1.3%		1,579	1,559	1.3%
Fuel consumption (gallons in millions)	1,158	1,147	1.1%		2,211	2,177	1.6%
Average aircraft fuel price including related taxes (dollars per gallon)	2.14	2.24	(4.4)%		2.09	2.17	(3.6)%
Full-time equivalent employees at end of period	133,800	131,600	1.7%		133,800	131,600	1.7%
Operating cost per ASM (cents)	14.94	14.59	2.4%		15.12	14.88	1.6%
Operating cost per ASM excluding special items (cents)	14.78	14.34	3.0%		14.93	14.59	2.4%
Operating cost per ASM excluding special items and fuel (cents)	11.34	10.82	4.8%		11.60	11.18	3.8%

(1)	Regional includes wholly owned regional airline subsidiaries and operating results from capacity purchase carriers.

(2)	Regional full-time equivalent employees only include our wholly owned regional airline subsidiaries.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second Quarter 2019 Profit
July 25, 2019

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended June 30,				6 Months Ended June 30,
	2019	2018	Change		2019	2018	Change
Domestic (1)
Revenue passenger miles (millions)	41,477	40,067	3.5%		79,194	76,328	3.8%
Available seat miles (ASM) (millions)	47,050	46,817	0.5%		92,332	90,709	1.8%
Passenger load factor (percent)	88.2	85.6	2.6	pts	85.8	84.1	1.7	pts
Passenger revenue (dollars in millions)	8,009	7,685	4.2%		15,235	14,648	4.0%
Yield (cents)	19.31	19.18	0.7%		19.24	19.19	0.2%
Passenger revenue per ASM (cents)	17.02	16.41	3.7%		16.50	16.15	2.2%

Latin America (2)
Revenue passenger miles (millions)	7,829	7,903	(0.9)%		16,179	15,988	1.2%
Available seat miles (millions)	9,157	9,894	(7.4)%		19,364	20,133	(3.8)%
Passenger load factor (percent)	85.5	79.9	5.6	pts	83.6	79.4	4.2	pts
Passenger revenue (dollars in millions)	1,241	1,284	(3.4)%		2,612	2,729	(4.3)%
Yield (cents)	15.85	16.25	(2.5)%		16.14	17.07	(5.4)%
Passenger revenue per ASM (cents)	13.55	12.98	4.4%		13.49	13.55	(0.5)%

Atlantic
Revenue passenger miles (millions)	9,763	8,855	10.3%		14,806	13,521	9.5%
Available seat miles (millions)	11,898	11,306	5.2%		18,724	18,052	3.7%
Passenger load factor (percent)	82.1	78.3	3.8	pts	79.1	74.9	4.2	pts
Passenger revenue (dollars in millions)	1,407	1,298	8.4%		2,080	1,967	5.8%
Yield (cents)	14.41	14.66	(1.7)%		14.05	14.55	(3.4)%
Passenger revenue per ASM (cents)	11.83	11.48	3.0%		11.11	10.90	2.0%

Pacific
Revenue passenger miles (millions)	3,589	3,954	(9.2)%		7,281	7,888	(7.7)%
Available seat miles (millions)	4,217	4,876	(13.5)%		8,576	9,823	(12.7)%
Passenger load factor (percent)	85.1	81.1	4.0	pts	84.9	80.3	4.6	pts
Passenger revenue (dollars in millions)	354	407	(13.1)%		742	810	(8.5)%
Yield (cents)	9.86	10.29	(4.3)%		10.18	10.27	(0.9)%
Passenger revenue per ASM (cents)	8.39	8.35	0.5%		8.65	8.25	4.8%

Total International
Revenue passenger miles (millions)	21,181	20,712	2.3%		38,266	37,397	2.3%
Available seat miles (millions)	25,272	26,076	(3.1)%		46,664	48,008	(2.8)%
Passenger load factor (percent)	83.8	79.4	4.4	pts	82.0	77.9	4.1	pts
Passenger revenue (dollars in millions)	3,002	2,989	0.4%		5,434	5,506	(1.3)%
Yield (cents)	14.17	14.43	(1.8)%		14.20	14.72	(3.6)%
Passenger revenue per ASM (cents)	11.88	11.46	3.6%		11.64	11.47	1.5%

(1)	Domestic results include Canada, Puerto Rico, and U.S. Virgin Islands.

(2)	Latin America results include the Caribbean.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second Quarter 2019 Profit
July 25, 2019

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:

•	Pre-Tax Income (GAAP measure) to Pre-Tax Income Excluding Special Items (non-GAAP measure)

•	Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Special Items (non-GAAP measure)

•	Net Income (GAAP measure) to Net Income Excluding Special Items (non-GAAP measure)

•	Basic and Diluted Earnings Per Share (GAAP measure) to Basic and Diluted Earnings Per Share Excluding Special Items (non-GAAP measure)

•	Operating Income (GAAP measure) to Operating Income Excluding Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the company's current operating performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to understand the company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding special items and fuel (non-GAAP measure). Management uses total operating costs excluding special items and fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and special items allows management an additional tool to understand and analyze the company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Income Excluding Special Items	3 Months Ended June 30,		Percent Change	6 Months Ended June 30,		Percent Change
	2019	2018		2019	2018
	(in millions, except per share amounts)			(in millions, except per share amounts)
Pre-tax income as reported	$882	$756		$1,128	$994
Pre-tax special items:
Special items, net (1)	121	182		259	407
Nonoperating special items, net (2)	69	80		(1)	80
Total pre-tax special items	190	262		258	487
Pre-tax income excluding special items	$1,072	$1,018	5.3%	$1,386	$1,481	-6.0%

Calculation of Pre-Tax Margin
Pre-tax income as reported	$882	$756		$1,128	$994
Total operating revenues as reported	$11,960	$11,643		$22,544	$22,044
Pre-tax margin	7.4%	6.5%		5.0%	4.5%

Calculation of Pre-Tax Margin Excluding Special Items
Pre-tax income excluding special items	$1,072	$1,018		$1,386	$1,481
Total operating revenues as reported	$11,960	$11,643		$22,544	$22,044
Pre-tax margin excluding special items	9.0%	8.7%		6.1%	6.7%

Reconciliation of Net Income Excluding Special Items
Net income as reported	$662	$556		$847	$716
Special items:
Total pre-tax special items (1), (2)	190	262		258	487
Income tax special items, net (3)	—	18		—	40
Net tax effect of special items	(42)	(66)		(58)	(120)
Net income excluding special items	$810	$770	5.0%	$1,047	$1,123	-7.0%

Reconciliation of Basic and Diluted Earnings Per Share Excluding Special Items
Net income excluding special items	$810	$770		$1,047	$1,123
Shares used for computation (in thousands):
Basic	445,008	463,533		448,479	467,915
Diluted	445,587	464,618		449,508	469,608
Earnings per share excluding special items:
Basic	$1.82	$1.66		$2.33	$2.40
Diluted	$1.82	$1.66		$2.33	$2.39

American Airlines Group Reports Second Quarter 2019 Profit
July 25, 2019

Reconciliation of Operating Income Excluding Special Items	3 Months Ended June 30,		6 Months Ended June 30,
	2019	2018	2019	2018
	(in millions)		(in millions)
Operating income as reported	$1,153	$1,004	$1,528	$1,400
Special items:
Special items, net (1)	121	182	259	407
Operating income excluding special items	$1,274	$1,186	$1,787	$1,807

Reconciliation of Total Operating Cost per ASM Excluding Special Items and Fuel
Total operating expenses as reported	$10,807	$10,639	$21,016	$20,644
Special items:
Special items, net (1)	(121)	(182)	(259)	(407)
Total operating expenses, excluding special items	10,686	10,457	20,757	20,237
Fuel:
Aircraft fuel and related taxes - mainline	(1,995)	(2,103)	(3,722)	(3,866)
Aircraft fuel and related taxes - regional	(487)	(465)	(909)	(863)
Total operating expenses, excluding special items and fuel	$8,204	$7,889	$16,126	$15,508
	(in cents)		(in cents)
Total operating expenses per ASM as reported	14.94	14.59	15.12	14.88
Special items per ASM:
Special items, net (1)	(0.17)	(0.25)	(0.19)	(0.29)
Total operating expenses per ASM, excluding special items	14.78	14.34	14.93	14.59
Fuel per ASM:
Aircraft fuel and related taxes - mainline	(2.76)	(2.89)	(2.68)	(2.79)
Aircraft fuel and related taxes - regional	(0.67)	(0.64)	(0.65)	(0.62)
Total operating expenses per ASM, excluding special items and fuel	11.34	10.82	11.60	11.18
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:

(1)
The 2019 second quarter mainline operating special items principally included $77 million of fleet restructuring expenses and $39 million of merger integration expenses. The 2019 six month period mainline operating special items principally included $160 million of fleet restructuring expenses and $76 million of merger integration expenses.

The 2018 second quarter mainline operating special items principally included $113 million of fleet restructuring expenses, $60 million of merger integration expenses, a $26 million non-cash charge to write-off the company's Brazil route authority intangible asset as a result of the U.S.-Brazil open skies agreement, offset in part by a $57 million net credit resulting from mark-to-market adjustments on bankruptcy obligations. The 2018 six month period mainline operating special items principally included $226 million of fleet restructuring expenses, $120 million of merger integration expenses, a $45 million litigation settlement and the $26 million non-cash Brazil route impairment charge mentioned above, offset in part by a $56 million net credit resulting from mark-to-market adjustments on bankruptcy obligations.
Fleet restructuring expenses principally included accelerated depreciation and rent expense for aircraft and related equipment grounded or expected to be grounded earlier than planned. Merger integration expenses included costs associated with integration projects, principally the company's technical operations, flight attendant, human resources and payroll systems.

(2)
The 2019 second quarter nonoperating special items principally included $52 million of mark-to-market net unrealized losses primarily associated with the company's equity investment in China Southern Airlines.

The 2018 second quarter and six month period nonoperating special items principally included $66 million of mark-to-market net unrealized losses primarily associated with the company's equity investment in China Southern Airlines.

(3)
The 2018 second quarter income tax special items included an $18 million charge related to an international income tax matter. In addition to this charge, the 2018 six month period included a $22 million charge to income tax expense to establish a required valuation allowance related to the company's estimated refund for Alternative Minimum Tax (AMT) credits.

American Airlines Group Reports Second Quarter 2019 Profit
July 25, 2019

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions)

	June 30, 2019	December 31, 2018 (1)
	(unaudited)
Assets
Current assets
Cash	$319	$275
Short-term investments	5,088	4,485
Restricted cash and short-term investments	157	154
Accounts receivable, net	1,943	1,706
Aircraft fuel, spare parts and supplies, net	1,708	1,522
Prepaid expenses and other	635	495
Total current assets	9,850	8,637
Operating property and equipment
Flight equipment	42,437	41,499
Ground property and equipment	9,007	8,764
Equipment purchase deposits	1,372	1,278
Total property and equipment, at cost	52,816	51,541
Less accumulated depreciation and amortization	(18,114)	(17,443)
Total property and equipment, net	34,702	34,098
Operating lease right-of-use assets	9,102	9,151
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,105	2,137
Deferred tax asset	792	1,145
Other assets	1,325	1,321
Total other assets	8,313	8,694
Total assets	$61,967	$60,580

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$3,500	$3,294
Accounts payable	2,118	1,773
Accrued salaries and wages	1,304	1,427
Air traffic liability	5,956	4,339
Loyalty program liability	3,310	3,267
Operating lease liabilities	1,639	1,654
Other accrued liabilities	2,296	2,342
Total current liabilities	20,123	18,096
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	21,791	21,179
Pension and postretirement benefits	5,641	6,907
Loyalty program liability	5,249	5,272
Operating lease liabilities	7,818	7,902
Other liabilities	1,367	1,393
Total noncurrent liabilities	41,866	42,653
Stockholders' equity (deficit)
Common stock	5	5
Additional paid-in capital	4,386	4,964
Accumulated other comprehensive loss	(5,927)	(5,896)
Retained earnings	1,514	758
Total stockholders' deficit	(22)	(169)
Total liabilities and stockholders’ equity (deficit)	$61,967	$60,580

(1)
On January 1, 2019, the company adopted ASU 2018-02: Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. In accordance with the transition provisions of this new standard, the company has recast its 2018 balance sheet to reflect the effects of adoption. For additional information, see Note 1(b) to AAG’s Condensed Consolidated Financial Statements in Part I, Item 1A of its second quarter 2019 Form 10-Q filed on July 25, 2019.